UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2011

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2011, the Board of Directors of the Corporation approved an amendment to Section 2 of Article I of the Corporation’s By-Laws (the "Amendment") with respect to the Corporation’s annual meeting of stockholders. The By-Laws, as amended, now provide that the Corporation’s annual meeting of stockholders for the election of directors and for the transaction of any other business of the Corporation which may come before the meeting shall be held on such date and time as shall be designated from time to time by resolution of the Board of Directors. The prior provision of the By-Laws stated that a meeting of the stockholders for the election of directors and for the transaction of any other business of the Corporation was required within the first 120 days after the end of the Corporation’s fiscal year, provided that the Corporation was able to submit to stockholders an annual report with audited financial information. The Amendment gives the Board of Directors greater flexibility to set the annual meeting date so that the convening of multiple meetings in a given year, such as in 2010, can be avoided, to the extent possible. Such flexibility may be useful this year as the Corporation seeks to implement its capital plan strategies. The amendment was effective upon the approval by the Board. The text of Section 2 of Article I of the By-Laws is set forth in Exhibit 3.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. - Description
3.1 - Amendment to By-Laws approved on March 29, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

April 4, 2011	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to By-Laws approved on March 29, 2011